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                                                                   Exhibit 3-189
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                                                                       FILED
                                                                    JUL 19 1996
                                                                   IN THE OFFICE
                                                                    OF SECRETARY
                                                                   OF STATE WEST
                                                                      VIRGINIA


                            ARTICLES OF INCORPORATION
                                       OF
                             HR OF CHARLESTON, INC.


   The undersigned, acting as incorporator of a corporation under section 27,
Article 1, Chapter 31 of the Code of West Virginia adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

   I. the undersigned agrees to become a corporation by the name of HR of CHARLESTON, INC.

   II. The address of the principal office of said corporation will be located at 1369 Stewarstown Road, Morgantown, West Virginia 26505.

   III. The purpose or purposes for which this corporation is formed is to engage in the transaction of any or all lawful business for which corporations may be incorporated under Section 31, Article l, Chapter 31, of the Code of West Virginia; and to carry on any business not contrary to the laws of the State of West Virginia and to have and exercise all the rights and privileges conferred by the laws of the State of West Virginia upon corporations formed under such laws and to do any and all of the things hereinabove set forth to the same extent as natural persons might or could do and to carry on any business not contrary to the laws of the State of West Virginia and to have and exercise all the powers, rights and privileges conferred by the laws of the State of West Virginia upon corporations formed under such laws and to do any and all of the things hereinabove set forth to the sane extent as natural persons might or could do.

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   IV. Provisions granting preemptive rights are:

   Any holder of stock of the corporation of any class shall, as such holder, have any preemptive right to purchase right to purchase or subscribe for (a) any stock of any class now or hereafter authorized, or any warrants, options, or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the corporation any stock of any class which the corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the corporation of any class, or (b) any obligations which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation of any class or to which shall be attached or appurtenant any options, or other instruments that shall confer upon the holders of such obligations, warrants, options or other instruments the right to subscribe for or purchase or receive from the corporation any shares of its capital stock of any class or classes now or hereafter authorized.

   V. The amount of the total authorized capital stock of said corporation shall be One Hundred Dollars ($100.00) which shall be divided into ten thousand (10,000) shares of the par value of One Cent ($.01).

   VI. The full name and address of the incorporator, including street and street number, if any, and the city, town, or village, including ZIP number is:

                  David B. Shapiro
                  300 Kanawha Boulevard, East
                  Charleston, WV 25301
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   VII. The existence of this corporation is to be perpetual.

   VIII. The numbers of directors constituting the initial board of directors of the corporation is three and the name and address of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Moshael Straus                        Stephen Baker
411 Hackensack Avenue                 411 Hackensack Avenue
Hackensack, NJ 07601                  Hackensack, NJ 07601

       Daniel Straus
       411 Hackensack Avenue
       Hackensack, NJ 07601


   I, the undersigned, for the purposes of forming a corporation, under the laws of the State of West Virginia, do make and file these ARTICLES OF INCORPORATION and I have accordingly hereunto set my hand and seal this 19th day of July, 1996.

                          /s/ David B. Shapiro
                          ------------------------
                          David B. Shapiro

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STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to-wit:

   I, Jayne L. Ford, a Notary Public in and for the County and State aforesaid, hereby certify that David B. Shapiro, whose name is signed to the foregoing Articles bearing date the 19th day of July, 1996, this day personally acknowledged his signature to be the same.

   Given under my hand and the official seal this 19th day of July, 1996.

                         /s/ Jayne L. Ford
                         --------------------------
                         Notary Public

   My commission expires: February 27, 2001.

These Articles of Incorporation were prepared by the law firm of Spilman, Thomas & Battle, 300 Kanawha Boulevard, East, Charleston, WV 25301



[graphic omitted]

                                This instrument was presented to the Clerk of the County Commission of Kanawha County, West Virginia on and the same is admitted to record

                                Teste: /s/ [graphic of signature omitted]
                                       ----------------------------------
                                       Kanawha County Commission

STATE OF WEST VIRGINIA,
MONONGALIA COUNTY, TO-WIT,

   I, THELMA J. GIBSON, Clerk of the County Commission of the County aforesaid, do certify that the aforesaid writing, together with the certificates thereto attached, was this day presented to me in my office, and was admitted to record therein, at 12:11 o'clock PM.

   Given under my hand this 26 day of July 1996.

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